Exhibit 10(a)
SUMMARY OF DIRECTOR AND NAMED EXECUTIVE OFFICER COMPENSATION
This summary sets forth the compensation of the Directors of Kimball International, Inc. (the "Company"). The summary also includes compensation of the Chief Executive Officer, Chief Financial Officer, and the three other executive officers who will be identified as named executive officers in the Company's Proxy Statement for its annual meeting of Share Owners to be held October 16, 2012 (the "Named Executive Officers").
For a detailed description of the compensation arrangements that the Directors and Named Executive Officers participate in, refer to the Company's most recent Proxy Statement filed with the Securities and Exchange Commission.
Director Compensation
All Outside (non-employee) Directors receive annual compensation of $55,000 for the year for service as Directors. The Chairperson of the Audit Committee of the Board of Directors receives $5,500 per committee meeting, and other Audit Committee members receive $4,000 per committee meeting. The Chairperson of the Compensation and Governance Committee receives $4,000 per committee meeting, and other members of the Compensation and Governance Committee receive $2,500 per committee meeting. Members of the Strategic Planning Committee receive $4,000 per committee meeting.
The Directors can elect to receive all of their annual retainer and/or meeting fees in shares of Class B Common Stock under the Company's 2003 Stock Option and Incentive Plan. Directors are also reimbursed for travel expenses incurred in connection with Board and Committee meeting attendance.
An Outside Director is a director who is not an employee of the Company or one of its subsidiaries. James C. Thyen, President and Chief Executive Officer, and Douglas A. Habig, Chairman of the Board, are Directors of the Company but do not receive compensation for their services as Directors.
Named Executive Officer Compensation
Base Pay
Periodically, the Compensation and Governance Committee of the Board of Directors reviews and approves the salaries that are paid to the Company's executive officers. The following are the current annualized base salaries for the Company's Named Executive Officers:

James C. Thyen, President and Chief Executive Officer	$933,452
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	$569,400
Robert F. Schneider, Executive Vice President, Chief Financial Officer	$452,400
John H. Kahle, Executive Vice President, General Counsel, Secretary	$382,200
Stanley C. Sapp, Vice President, President-Kimball Hospitality	$327,600

Cash Incentive Compensation
Each of the Named Executive Officers was eligible to participate in the Company's 2010 Profit Sharing Incentive Bonus Plan (the "Plan") for fiscal year 2012. A long-standing component of the Company's profit sharing incentive bonus plan is that it is linked to the Company's worldwide, group, or business unit performance which adjusts compensation expense as profits change. Under the Plan, cash incentives are accrued annually and paid in five installments over the succeeding fiscal year. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant's employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid cash incentive installment. The total amount of cash incentives accrued and authorized to be paid to the Named Executive Officers based on the Company's fiscal year 2012 results is listed below. The Named Executive Officers received an installment of 50% of the payment in August 2012, and the remaining portions will be paid in equal installments in September 2012, January 2013, April 2013, and June 2013.

James C. Thyen, President and Chief Executive Officer	$157,881
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	$103,833
Robert F. Schneider, Executive Vice President, Chief Financial Officer	$77,843
John H. Kahle, Executive Vice President, General Counsel, Secretary	$66,028
Stanley C. Sapp, Vice President, President-Kimball Hospitality	$108,900

Stock Compensation
The Named Executive Officers may also receive a variety of stock incentive benefits under the 2003 Stock Option and Incentive Plan consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, stock appreciation rights, performance shares, and performance units. During fiscal year 2012 Named Executive Officers were awarded grants of performance shares. Performance shares include both an annual performance share ("APS") award and a long-term performance share ("LTPS") award with one-fifth (1/5) of the LTPS award vesting annually over the succeeding five-year period.
The following table summarizes the performance shares issued in Class A Common Stock during August 2012 to the Company's Named Executive Officers pursuant to their fiscal year 2012 performance share awards:

	APS Award (number of shares issued) (1)	LTPS Award (number of shares issued) (1)
James C. Thyen, President and Chief Executive Officer	24,310	59,823
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	4,050	14,679
Robert F. Schneider, Executive Vice President, Chief Financial Officer	2,635	11,534
John H. Kahle, Executive Vice President, General Counsel, Secretary	2,635	11,449
Stanley C. Sapp, Vice President, President-Kimball Hospitality	7,755	6,366

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

The following table summarizes the maximum number of performance shares awarded in August 2012 to the Company's Named Executive Officers for fiscal year 2013:

	APS Award (number of shares)	LTPS Award (number of shares)
James C. Thyen, President and Chief Executive Officer	143,000	148,000
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	7,500	24,300
Robert F. Schneider, Executive Vice President, Chief Financial Officer	7,500	24,300
John H. Kahle, Executive Vice President, General Counsel, Secretary	7,500	24,300
Stanley C. Sapp, Vice President, President-Kimball Hospitality	7,500	24,300

The number of shares to be issued will be dependent upon the percentage payout under the Plan. Refer to the Company's Proxy Statement for further details.

The following table summarizes unrestricted shares issued in February 2012 to the Company's Named Executive Officers:

	Class A (number of shares issued) (1)	Class B (number of shares issued) (1)
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	1,500	—
Robert F. Schneider, Executive Vice President, Chief Financial Officer	—	1,000
John H. Kahle, Executive Vice President, General Counsel, Secretary	—	1,000
Stanley C. Sapp, Vice President, President-Kimball Hospitality	1,500	—

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.
Retirement Plans
The Named Executive Officers participate in a defined contribution, participant-directed retirement plan that all domestic employees are eligible to participate in (the "Retirement Plan"). The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution based on a percent of net income with certain minimum and maximum limits as determined annually by the Board of Directors. Each eligible employee's Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including Named Executive Officers. Participant contributions are fully vested immediately, and Company contributions are fully vested after five years of participation. All Named Executive Officers are fully vested. The Retirement Plan is fully funded. For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. For employees who are eligible, including all Named Executive Officers, there is a nonqualified, Supplemental Employee Retirement Plan (SERP) in which the Company contributes to the account of each individual an amount equal to the reduction in the contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. The SERP investment is primarily composed of employee contributions.
Other
The Named Executive Officers receive nominal benefits such as financial counseling, medical reimbursement, executive preventive healthcare program, tax preparation, and other miscellaneous items. The Named Executive Officers may use the Company aircraft for transportation related to the executive preventive healthcare program and for limited personal reasons. The exact amounts received from these benefits are not predetermined and are disclosed annually in the Company's Proxy Statement.